AMERICAN Homes 4 Rent

FIRST QUARTER 2018

Earnings Release & Supplemental Information Package

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports First Quarter 2018 Financial and Operating Results
AGOURA HILLS, Calif., May 3, 2018—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2018.
Highlights

•	Total revenues increased 10.4% to $258.0 million for the first quarter of 2018 from $233.8 million for the first quarter of 2017.

•
Net income attributable to common shareholders totaled $5.8 million, or $0.02 income per diluted share, for the first quarter of 2018, compared to a net loss attributable to common shareholders of $1.5 million, or a $0.01 loss per diluted share, for the first quarter of 2017.

•	Improved total portfolio leasing percentage to 95.5% as of March 31, 2018, representing a 320 basis point increase from 92.3% as of December 31, 2017.

•
Core Funds from Operations attributable to common share and unit holders for the first quarter of 2018 was $84.8 million, or $0.25 per FFO share and unit, compared to $76.8 million, or $0.26 per FFO share and unit, for the same period in 2017, which represents a 3.8% decrease on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the first quarter of 2018 was $74.7 million, or $0.22 per FFO share and unit, compared to $68.9 million, or $0.23 per FFO share and unit, for the same period in 2017, which represents a 4.3% decrease on a per share and unit basis.

•
Same-Home portfolio leased percentage increased to 97.1% as of March 31, 2018, from 95.8% as of December 31, 2017, while achieving 3.9% growth in average monthly realized rent per property for the first quarter of 2018, compared to the same period in 2017.

•	Core Net Operating Income ("Core NOI") margin on Same-Home properties was 64.0% for the first quarter of 2018, compared to 66.0% for the same period in 2017.

•	Core NOI after capital expenditures from Same-Home properties decreased by 0.7% year-over-year for the quarter ended March 31, 2018.

•
Issued $500.0 million of 4.25% unsecured senior notes due 2028 with an effective interest rate of 4.08% after reflecting the beneficial impact of a treasury rate lock (see “Capital Activities and Balance Sheet”).

•	In April 2018, redeemed the Series C participating preferred shares through a conversion into 10,848,827 Class A common shares (see "Capital Activities and Balance Sheet").

“American Homes 4 Rent successfully achieved an important strategic objective during the first quarter of 2018, as we improved our total portfolio leased percentage to 95.5%, an increase of 320 basis points since year-end 2017,” stated David Singelyn, American Homes 4 Rent's Chief Executive Officer. “The accomplishment of this outstanding leasing result, prior to the spring leasing season and ahead of our initial expectations, demonstrates the power of our industry-leading platform. With our total portfolio leased percentage now above 95%, we are well positioned to translate the tremendous demand for single-family rentals into strong cash flow growth and value creation for our shareholders throughout the remainder of 2018.”
First Quarter 2018 Financial Results
Net income attributable to common shareholders totaled $5.8 million, or $0.02 income per diluted share, for the first quarter of 2018, compared to a net loss attributable to common shareholders of $1.5 million, or a $0.01 loss per diluted share, for the first quarter of 2017. This improvement was primarily attributable to higher revenues resulting from a larger number of leased properties and higher rental rates.

American Homes 4 Rent

Earnings Press Release (continued)

Total revenues increased 10.4% to $258.0 million for the first quarter of 2018 from $233.8 million for the first quarter of 2017. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio grew to 47,337 homes for the quarter ended March 31, 2018, compared to 45,042 homes for the quarter ended March 31, 2017.
Core NOI on our total portfolio increased 4.1% to $137.1 million for the first quarter of 2018, compared to $131.7 million for the first quarter of 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties.
Core revenues from Same-Home properties increased 3.1% to $171.8 million for the first quarter of 2018, compared to $166.5 million for the first quarter of 2017. This growth was driven by a 3.9% increase in average monthly realized rents, offset by a 0.5% decline in average occupied days percentage caused by excess vacant inventory carried over from the fourth quarter of 2017. Note that we successfully absorbed this remaining excess inventory during the first quarter of 2018 and improved our Same-Home occupancy percentage to 95.9% as of March 31, 2018, representing a 90 basis point increase from 95.0% as of December 31, 2017. Core property operating expenses from Same-Home properties increased 9.3% from $56.6 million for the first quarter of 2017, to $61.9 million for the first quarter of 2018, which included one-time costs due to winter freeze damages in certain markets and elevated vacant inventory holding costs incurred prior to occupancy improvement. The remainder of this increase was primarily attributable to temporarily elevated turnover costs and property management expenses related to higher leasing volume during the first quarter of 2018.
Core NOI from Same-Home properties was $109.8 million and $109.9 million for the first quarters of 2018 and 2017, respectively. After capital expenditures, Core NOI from Same-Home properties decreased 0.7% to $103.8 million for the first quarter of 2018, compared to $104.6 million for the first quarter of 2017. The relatively flat Core NOI from Same-Home properties and decrease in Core NOI After Capital Expenditures from Same-Home properties was attributable to temporarily elevated turnover costs, property management expenses and capital expenditures related to higher leasing volume during the first quarter of 2018.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $84.8 million, or $0.25 per FFO share and unit, for the first quarter of 2018, compared to $76.8 million, or $0.26 per FFO share and unit, for the first quarter of 2017. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the first quarter of 2018 was $74.7 million, or $0.22 per FFO share and unit, compared to $68.9 million, or $0.23 per FFO share and unit, for the first quarter of 2017.
Portfolio
As of March 31, 2018, the Company had 47,677 leased properties, an increase of 681 properties from December 31, 2017. As of March 31, 2018, the leased percentage on Same-Home properties was 97.1%, compared to 95.8% as of December 31, 2017.
Investments
As of March 31, 2018, the Company’s total portfolio consisted of 51,840 homes, including 1,892 properties to be disposed, compared to 51,239 homes as of December 31, 2017, including 310 properties to be disposed, an increase of 601 homes, which included 704 homes acquired and 103 homes sold or rescinded. The increase in properties to be disposed as of March 31, 2018, compared to December 31, 2017, is related to the Company’s expansion of our disposition program resulting from market and sub-market analysis, as well as individual property-level operational review.
Capital Activities and Balance Sheet
In February 2018, American Homes 4 Rent, L.P. (the "Operating Partnership") issued $500.0 million of 4.25% unsecured senior notes with a maturity date of February 15, 2028, which have been effectively hedged at 4.08% through the use of a treasury lock that was settled for a $9.6 million gain. Interest on the notes is payable semi-annually in arrears on February 15 and August 15

American Homes 4 Rent

Earnings Press Release (continued)

of each year, commencing on August 15, 2018. The Operating Partnership received net proceeds of $494.0 million from this offering, after underwriting fees of approximately $3.2 million and a $2.8 million discount, and before estimated offering costs of $1.8 million. The Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, acquisition of properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of our properties, working capital and other general purposes, including repurchases of securities.
In February 2018, the Company's board of trustees authorized the repurchase of up to $300.0 million of our outstanding Class A common shares and up to $250.0 million of our outstanding preferred shares. Common and preferred share repurchases may be made in the open market or in privately negotiated transactions. All repurchased shares are constructively retired and returned to an authorized and unissued status. During the first quarter of 2018, the Company repurchased 1.8 million of our Class A common shares for a total price of $35.0 million.
As of March 31, 2018, the Company had cash and cash equivalents of $203.9 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs, with a weighted-average interest rate of 4.16% and a weighted-average term to maturity of 13.9 years. The Company’s $800.0 million revolving credit facility and $200.0 million term loan facility had outstanding borrowings of zero and $200.0 million, respectively, at the end of the quarter.
On April 5, 2018, the Company redeemed all 7,600,000 shares of the outstanding 5.5% Series C participating preferred shares through a conversion of those shares into Class A common shares, in accordance with the conversion terms in the Articles Supplementary. This resulted in 10,848,827 total Class A common shares issued from the redemption, based on a conversion ratio of 1.4275 Class A common shares issued per Series C participating preferred share.
2018 Outlook

Full Year 2018
Same-Home
Average Occupied Days Percentage	94.5% - 95.5%
Core revenues growth	3.5% - 4.5%
Core property operating expenses growth	4.0% - 5.0%
Core NOI After Capital Expenditures growth	3.0% - 4.0%
Core NOI margin	64.0% - 65.0%
Property tax expense growth	3.5% - 4.5%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$1,950 - $2,100

Property Enhancing Capex	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$33.5 - $35.5 million

Acquisition volume	$400 - $600 million
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues, Non-Same-Home property operating expenses and noncash fair value adjustments associated with remeasuring

American Homes 4 Rent

Earnings Press Release (continued)

our participating preferred shares derivative liability to fair value. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s First Quarter 2018 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, May 4, 2018, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2018, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, May 18, 2018, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13678521#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2018, we owned 51,840 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” "outlook" or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that our acquisition and homebuilding programs will result in continued growth and that we will continue to expand margins. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2018	2017
Operating Data
Net income (loss) attributable to common shareholders	$5,814	$(1,490)
Core revenues	$218,856	$202,201
Core NOI	$137,066	$131,718
Core NOI margin	62.6%	65.1%
Platform Efficiency Percentage	13.0%	12.7%
Adjusted EBITDA after Capex and Leasing Costs	$119,538	$116,106
Adjusted EBITDA after Capex and Leasing Costs Margin	53.8%	56.5%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.24	$0.23
Core FFO attributable to common share and unit holders	$0.25	$0.26
Adjusted FFO attributable to common share and unit holders	$0.22	$0.23

	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Selected Balance Sheet Information - end of period
Single-family properties, net	$8,169,080	$8,064,980	$7,802,499	$7,633,784	$7,542,196
Total assets	$8,958,033	$8,608,768	$8,509,876	$8,146,307	$8,490,605
Outstanding borrowings under credit facilities, net	$198,132	$338,023	$197,913	$289,648	$346,909
Total Debt	$2,871,649	$2,517,216	$2,382,871	$2,480,787	$2,999,587
Total Market Capitalization	$10,693,963	$10,975,663	$10,799,923	$10,716,768	$11,194,693
Total Debt to Total Market Capitalization	26.9%	22.9%	22.1%	23.1%	26.8%
Net Debt to Adjusted EBITDA	5.1 x	4.8 x	4.2 x	4.8 x	5.1 x
NYSE AMH Class A common share closing price	$20.08	$21.84	$21.71	$22.57	$22.96

Portfolio Data - end of period
Leased single-family properties	47,677	46,996	46,026	46,089	45,285
Occupied single-family properties	47,095	46,614	45,660	45,495	44,941
Single-family properties newly acquired and being renovated	503	980	858	508	367
Single-family properties being prepared for re-lease	289	372	392	161	121
Vacant single-family properties available for re-lease	1,221	1,902	1,974	1,521	1,796
Vacant single-family properties available for initial lease	258	679	296	121	63
Total single-family properties, excluding properties to be disposed	49,948	50,929	49,546	48,400	47,632
Single-family properties to be disposed (1)	1,892	310	469	582	704
Total single-family properties	51,840	51,239	50,015	48,982	48,336
Total leased percentage (2)	95.5%	92.3%	92.9%	95.2%	95.1%
Total Average Occupied Days Percentage	91.4%	90.8%	93.2%	93.3%	93.5%
Same-Home leased percentage (38,828 properties)	97.1%	95.8%	95.2%	96.5%	96.2%
Same-Home Average Occupied Days Percentage (38,828 properties)	94.7%	94.0%	94.1%	95.0%	95.2%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series C participating preferred share (3)	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share (4)	$0.37	$0.37	$0.37	$0.27	$—
Distributions declared per Series G perpetual preferred share (4)	$0.37	$0.37	$0.30	$—	$—

(1)
As of March 31, 2018, represents 1,892 properties identified as part of the Company's disposition program, comprised of 574 properties identified for future sale and 1,318 properties classified as held for sale.

(2)	Leased percentage is calculated based on total single-family properties, excluding properties to be disposed.

(3)	All of the Series C participating preferred shares were converted into Class A common shares on April 5, 2018.

(4)	Series F and G perpetual preferred shares offering close dates and initial dividend start dates were April 24, 2017, and July 17, 2017, respectively.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2018	2017
Revenues:
Rents from single-family properties	$218,023	$201,107
Fees from single-family properties	2,833	2,604
Tenant charge-backs	35,807	28,373
Other	1,341	1,670
Total revenues	258,004	233,754

Expenses:
Property operating expenses	100,987	83,305
Property management expenses	18,987	17,478
General and administrative expense	9,231	9,295
Interest expense	29,301	31,889
Acquisition fees and costs expensed	1,311	1,096
Depreciation and amortization	79,303	73,953
Other	827	1,558
Total expenses	239,947	218,574

Gain on sale of single-family properties and other, net	2,256	2,026
Remeasurement of participating preferred shares	1,212	(5,410)

Net income	21,525	11,796

Noncontrolling interest	1,114	(301)
Dividends on preferred shares	14,597	13,587

Net income (loss) attributable to common shareholders	$5,814	$(1,490)

Weighted-average shares outstanding:
Basic	286,183,429	244,391,368
Diluted	286,727,863	244,391,368

Net income (loss) attributable to common shareholders per share:
Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2018	2017
Net income (loss) attributable to common shareholders	$5,814	$(1,490)
Adjustments:
Noncontrolling interests in the Operating Partnership	1,125	(339)
Net (gain) on sale / impairment of single-family properties and other	(1,556)	(1,097)
Depreciation and amortization	79,303	73,953
Less: depreciation and amortization of non-real estate assets	(1,830)	(2,549)
FFO attributable to common share and unit holders	$82,856	$68,478
Adjustments:
Acquisition fees and costs expensed	1,311	1,096
Noncash share-based compensation - general and administrative	598	521
Noncash share-based compensation - property management	377	417
Noncash interest expense related to acquired debt	900	840
Remeasurement of participating preferred shares	(1,212)	5,410
Core FFO attributable to common share and unit holders	$84,830	$76,762
Recurring capital expenditures (1)	(7,386)	(6,397)
Leasing costs	(2,723)	(1,482)
Adjusted FFO attributable to common share and unit holders	$74,721	$68,883

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.24	$0.23
Core FFO attributable to common share and unit holders	$0.25	$0.26
Adjusted FFO attributable to common share and unit holders	$0.22	$0.23

Weighted-average FFO shares and units:
Common shares outstanding	286,183,429	244,391,368
Share-based compensation plan (2)	544,434	719,113
Operating partnership units	55,350,153	55,555,960
Total weighted-average FFO shares and units	342,078,016	300,666,441

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties, properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2018	2017
Rents from single-family properties	$218,023	$201,107
Fees from single-family properties	2,833	2,604
Bad debt expense	(2,000)	(1,510)
Core revenues	218,856	202,201

Property tax expense	39,090	36,762
HOA fees, net (1)	4,477	3,886
R&M and turnover costs, net (1)	18,739	12,295
Insurance	2,047	1,940
Property management expenses, net (2)	17,437	15,600
Core property operating expenses	81,790	70,483

Core NOI	$137,066	$131,718
Core NOI margin	62.6%	65.1%

	For the Three Months Ended Mar 31, 2018
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Non-Stabilized Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	38,828	4,921	3,598	47,347	4,493	51,840

Rents from single-family properties	$171,312	$21,840	$14,466	$207,618	$10,405	$218,023
Fees from single-family properties	1,990	213	236	2,439	394	2,833
Bad debt expense	(1,538)	(196)	(90)	(1,824)	(176)	(2,000)
Core revenues	171,764	21,857	14,612	208,233	10,623	218,856

Property tax expense	29,989	3,535	2,623	36,147	2,943	39,090
HOA fees, net (1)	3,378	466	360	4,204	273	4,477
R&M and turnover costs, net (1)	13,645	1,377	1,251	16,273	2,466	18,739
Insurance	1,531	231	137	1,899	148	2,047
Property management expenses, net (2)	13,373	1,695	1,239	16,307	1,130	17,437
Core property operating expenses	61,916	7,304	5,610	74,830	6,960	81,790

Core NOI	$109,848	$14,553	$9,002	$133,403	$3,663	$137,066
Core NOI margin	64.0%	66.6%	61.6%	64.1%	34.5%	62.6%

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)
Includes 2,601 non-stabilized properties and 1,892 properties identified as part of the Company’s disposition program as of quarter end, comprised of 574 properties identified for future sale and 1,318 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2018	2017	Change
Number of Same-Home properties	38,828	38,828
Leased percentage as of period end	97.1%	96.2%	0.9%
Occupancy percentage as of period end	95.9%	95.5%	0.4%
Average Occupied Days Percentage	94.7%	95.2%	(0.5)%
Average Monthly Realized Rent per property	$1,553	$1,494	3.9%
Turnover Rate	8.5%	8.9%	(0.4)%
Turnover Rate - TTM	39.0%	N/A

Core NOI:
Rents from single-family properties	$171,312	$165,728	3.4%
Fees from single-family properties	1,990	1,992	(0.1)%
Bad debt expense	(1,538)	(1,197)	28.5%
Core revenues	171,764	166,523	3.1%

Property tax expense	29,989	29,621	1.2%
HOA fees, net (1)	3,378	3,127	8.0%
R&M and turnover costs, net (1)	13,645	9,600	42.1%
Insurance	1,531	1,633	(6.2)%
Property management expenses, net (2)	13,373	12,651	5.7%
Core property operating expenses	61,916	56,632	9.3%

Core NOI	$109,848	$109,891	—%
Core NOI margin	64.0%	66.0%

Recurring Capital Expenditures	6,054	5,336	13.5%
Core NOI After Capital Expenditures	$103,794	$104,555	(0.7)%

Property Enhancing Capex
Resilient flooring program	$1,337	$—	—%

Per property:
Average Recurring Capital Expenditures	$156	$137	13.5%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$508	$384	32.5%

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Core NOI:
Rents from single-family properties	$171,312	$168,910	$167,585	$167,350	$165,728
Fees from single-family properties	1,990	1,976	2,222	2,077	1,992
Bad debt expense	(1,538)	(1,649)	(1,863)	(1,059)	(1,197)
Core revenues	171,764	169,237	167,944	168,368	166,523

Property tax expense	29,989	29,692	29,241	29,330	29,621
HOA fees, net (1)	3,378	3,413	3,353	3,254	3,127
R&M and turnover costs, net (1)	13,645	11,525	14,331	12,489	9,600
Insurance	1,531	1,584	1,559	1,543	1,633
Property management expenses, net (2)	13,373	12,321	12,582	12,824	12,651
Core property operating expenses	61,916	58,535	61,066	59,440	56,632

Core NOI	$109,848	$110,702	$106,878	$108,928	$109,891
Core NOI margin	64.0%	65.4%	63.6%	64.7%	66.0%

Recurring Capital Expenditures	6,054	5,941	8,413	6,983	5,336
Core NOI After Capital Expenditures	$103,794	$104,761	$98,465	$101,945	$104,555

Property Enhancing Capex
Resilient flooring program	$1,337	$1,524	$1,016	$606	$—

Per property:
Average Recurring Capital Expenditures	$156	$153	$217	$180	$137
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$508	$449	$586	$502	$384

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Metrics

Average Occupied Days Percentage

	For the Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Dallas-Fort Worth, TX	94.3%	93.2%	92.9%	94.4%	95.1%
Atlanta, GA	95.0%	95.6%	96.1%	96.2%	96.0%
Indianapolis, IN	94.3%	94.2%	93.7%	94.2%	94.4%
Charlotte, NC	93.5%	92.6%	94.0%	94.9%	94.9%
Houston, TX	94.4%	93.5%	90.1%	91.9%	92.6%
Cincinnati, OH	94.4%	94.0%	93.7%	94.5%	94.7%
Greater Chicago area, IL and IN	96.5%	94.9%	94.8%	95.9%	96.6%
Phoenix, AZ	96.5%	95.0%	95.6%	96.9%	96.4%
Nashville, TN	92.8%	92.6%	92.3%	94.5%	95.1%
Tampa, FL	94.7%	93.5%	94.1%	94.3%	95.2%
Raleigh, NC	93.5%	93.7%	94.7%	94.6%	94.6%
Jacksonville, FL	95.6%	95.5%	94.9%	95.8%	96.3%
Columbus, OH	93.7%	92.5%	93.9%	96.3%	96.2%
Orlando, FL	96.7%	96.6%	96.5%	95.6%	96.0%
Salt Lake City, UT	95.2%	93.2%	94.2%	96.8%	97.2%
Las Vegas, NV	96.7%	96.4%	97.0%	96.8%	96.6%
San Antonio, TX	94.3%	92.8%	92.7%	94.4%	94.2%
Charleston, SC	92.2%	93.5%	93.2%	92.7%	94.6%
Denver, CO	97.0%	95.2%	95.4%	95.8%	95.0%
Greenville, SC	90.3%	91.0%	90.4%	92.2%	91.8%
All Other (1)	95.0%	94.0%	94.7%	95.4%	95.3%
Total / Average	94.7%	94.0%	94.1%	95.0%	95.2%

Average Monthly Realized Rent per property

	For the Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Dallas-Fort Worth, TX	$1,679	$1,668	$1,660	$1,638	$1,617
Atlanta, GA	1,497	1,483	1,474	1,447	1,417
Indianapolis, IN	1,366	1,358	1,345	1,332	1,317
Charlotte, NC	1,522	1,521	1,508	1,491	1,482
Houston, TX	1,619	1,625	1,608	1,605	1,600
Cincinnati, OH	1,536	1,517	1,509	1,494	1,477
Greater Chicago area, IL and IN	1,787	1,777	1,761	1,732	1,721
Phoenix, AZ	1,300	1,283	1,260	1,240	1,233
Nashville, TN	1,704	1,685	1,686	1,664	1,643
Tampa, FL	1,672	1,668	1,646	1,645	1,610
Raleigh, NC	1,486	1,477	1,468	1,449	1,437
Jacksonville, FL	1,466	1,446	1,433	1,414	1,399
Columbus, OH	1,540	1,526	1,518	1,503	1,482
Orlando, FL	1,579	1,581	1,534	1,521	1,507
Salt Lake City, UT	1,643	1,627	1,608	1,576	1,559
Las Vegas, NV	1,466	1,449	1,436	1,422	1,404
San Antonio, TX	1,483	1,481	1,475	1,470	1,458
Charleston, SC	1,591	1,610	1,592	1,579	1,553
Denver, CO	2,112	2,083	2,068	2,056	2,040
Greenville, SC	1,529	1,525	1,518	1,518	1,490
All Other (1)	1,501	1,484	1,473	1,455	1,430
Total / Average	$1,553	$1,543	$1,528	$1,512	$1,494

(1)	Represents 18 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 1Q18 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,414	$162,230	8.0%	4.0%	3.4%	3.7%
Atlanta, GA	3,070	164,996	7.9%	4.6%	5.6%	5.0%
Indianapolis, IN	2,783	153,129	6.0%	3.7%	2.8%	3.4%
Charlotte, NC	2,431	175,358	6.6%	3.4%	0.1%	2.0%
Houston, TX	2,153	170,705	4.7%	2.5%	2.7%	2.6%
Cincinnati, OH	1,886	173,368	4.9%	3.5%	2.6%	3.2%
Greater Chicago area, IL and IN	1,870	180,451	4.6%	3.3%	4.4%	3.6%
Phoenix, AZ	1,818	163,741	4.3%	5.4%	7.3%	6.2%
Nashville, TN	1,720	205,934	5.6%	3.6%	0.6%	2.3%
Tampa, FL	1,611	188,036	4.2%	3.5%	1.9%	2.8%
Raleigh, NC	1,601	179,976	4.3%	3.3%	2.4%	2.9%
Jacksonville, FL	1,592	153,763	3.8%	3.8%	5.6%	4.5%
Columbus, OH	1,434	155,409	3.6%	4.2%	1.8%	3.2%
Orlando, FL	1,249	170,008	3.2%	4.3%	6.0%	5.0%
Salt Lake City, UT	1,047	221,100	3.5%	4.7%	6.5%	5.7%
Las Vegas, NV	978	176,058	2.7%	4.8%	5.1%	5.0%
San Antonio, TX	880	155,478	1.9%	3.2%	2.1%	2.8%
Charleston, SC	668	180,052	1.7%	3.1%	0.7%	2.0%
Denver, CO	654	275,459	2.9%	4.1%	4.4%	4.2%
Greenville, SC	636	172,353	1.5%	3.0%	1.8%	2.3%
All Other (2)	5,333	172,428	14.1%	4.0%	3.5%	3.8%
Total / Average	38,828	$173,530	100.0%	3.8%	3.4%	3.6%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	1Q18 QTD	1Q17 QTD	Change	1Q18 QTD	1Q17 QTD	Change
Dallas-Fort Worth, TX	94.3%	95.1%	(0.8)%	$1,679	$1,617	3.8%
Atlanta, GA	95.0%	96.0%	(1.0)%	1,497	1,417	5.6%
Indianapolis, IN	94.3%	94.4%	(0.1)%	1,366	1,317	3.7%
Charlotte, NC	93.5%	94.9%	(1.4)%	1,522	1,482	2.7%
Houston, TX	94.4%	92.6%	1.8%	1,619	1,600	1.2%
Cincinnati, OH	94.4%	94.7%	(0.3)%	1,536	1,477	4.0%
Greater Chicago area, IL and IN	96.5%	96.6%	(0.1)%	1,787	1,721	3.8%
Phoenix, AZ	96.5%	96.4%	0.1%	1,300	1,233	5.4%
Nashville, TN	92.8%	95.1%	(2.3)%	1,704	1,643	3.7%
Tampa, FL	94.7%	95.2%	(0.5)%	1,672	1,610	3.9%
Raleigh, NC	93.5%	94.6%	(1.1)%	1,486	1,437	3.4%
Jacksonville, FL	95.6%	96.3%	(0.7)%	1,466	1,399	4.8%
Columbus, OH	93.7%	96.2%	(2.5)%	1,540	1,482	3.9%
Orlando, FL	96.7%	96.0%	0.7%	1,579	1,507	4.8%
Salt Lake City, UT	95.2%	97.2%	(2.0)%	1,643	1,559	5.4%
Las Vegas, NV	96.7%	96.6%	0.1%	1,466	1,404	4.4%
San Antonio, TX	94.3%	94.2%	0.1%	1,483	1,458	1.7%
Charleston, SC	92.2%	94.6%	(2.4)%	1,591	1,553	2.4%
Denver, CO	97.0%	95.0%	2.0%	2,112	2,040	3.5%
Greenville, SC	90.3%	91.8%	(1.5)%	1,529	1,490	2.6%
All Other (2)	95.0%	95.3%	(0.3)%	1,501	1,430	5.0%
Total / Average	94.7%	95.2%	(0.5)%	$1,553	$1,494	3.9%

(1)	Reflected for the three months ended March 31, 2018.

(2)	Represents 18 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2018	Dec 31, 2017
	(Unaudited)
Assets
Single-family properties:
Land	$1,670,599	$1,665,631
Buildings and improvements	7,286,264	7,303,270
Single-family properties held for sale, net	201,693	35,803
	9,158,556	9,004,704
Less: accumulated depreciation	(989,476)	(939,724)
Single-family properties, net	8,169,080	8,064,980
Cash and cash equivalents	203,883	46,156
Restricted cash	156,272	136,667
Rent and other receivables, net	28,115	30,144
Escrow deposits, prepaid expenses and other assets	241,707	171,851
Deferred costs and other intangibles, net	13,031	13,025
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,958,033	$8,608,768

Liabilities
Revolving credit facility	$—	$140,000
Term loan facility, net	198,132	198,023
Asset-backed securitizations, net	1,973,242	1,977,308
Unsecured senior notes, net	492,282	—
Exchangeable senior notes, net	112,597	111,697
Secured note payable	48,604	48,859
Accounts payable and accrued expenses	262,267	222,867
Amounts payable to affiliates	2,001	4,720
Participating preferred shares derivative liability	28,258	29,470
Total liabilities	3,117,383	2,732,944

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,844	2,861
Class B common shares	6	6
Preferred shares	384	384
Additional paid-in capital	5,565,871	5,600,256
Accumulated deficit	(462,504)	(453,953)
Accumulated other comprehensive income	9,508	75
Total shareholders’ equity	5,116,109	5,149,629

Noncontrolling interest	724,541	726,195
Total equity	5,840,650	5,875,824

Total liabilities and equity	$8,958,033	$8,608,768

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Debt Summary and Maturity Schedule as of March 31, 2018
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	3.08%	4.3
Term loan facility (3)	—	200,000	200,000	7.0%	3.23%	4.3
Total floating rate debt	—	200,000	200,000	7.0%	3.23%	4.3

Fixed rate debt:
AH4R 2014-SFR2	495,043	—	495,043	17.2%	4.42%	6.5
AH4R 2014-SFR3	510,721	—	510,721	17.8%	4.40%	6.7
AH4R 2015-SFR1	536,341	—	536,341	18.7%	4.14%	27.0
AH4R 2015-SFR2	465,940	—	465,940	16.2%	4.36%	27.5
Unsecured senior notes (4)	—	500,000	500,000	17.4%	4.08%	9.9
Exchangeable senior notes	—	115,000	115,000	4.0%	3.25%	0.6
Secured note payable	48,604	—	48,604	1.7%	4.06%	1.3
Total fixed rate debt	2,056,649	615,000	2,671,649	93.0%	4.23%	14.6

Total Debt	$2,056,649	$815,000	$2,871,649	100.0%	4.16%	13.9

Unamortized discounts and loan costs			(46,792)
Total debt per balance sheet			$2,824,857

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
Remaining 2018	$—	$131,290	$131,290	4.6%
2019	—	68,564	68,564	2.4%
2020	—	20,714	20,714	0.7%
2021	—	20,714	20,714	0.7%
2022	200,000	20,714	220,714	7.7%
2023	—	20,714	20,714	0.7%
2024	—	956,197	956,197	33.3%
2025	—	10,302	10,302	0.4%
2026	—	10,302	10,302	0.4%
2027	—	10,302	10,302	0.4%
Thereafter	—	1,401,836	1,401,836	48.7%
Total	$200,000	$2,671,649	$2,871,649	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of March 31, 2018.

(4)	The stated interest rate on the unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2018	2017
Interest expense per income statement	$29,301	$31,889
Less: noncash interest expense related to acquired debt	(900)	(840)
Interest expense included in Core FFO attributable to common share and unit holders	28,401	31,049
Less: amortization of discount, loan costs and cash flow hedge	(1,815)	(2,562)
Add: capitalized interest	2,436	603
Cash interest	$29,022	$29,090

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Capital Structure as of March 31, 2018
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,871,649	26.9%

Total preferred shares at liquidation value		987,988	9.2%

Common equity at market value:
Common shares outstanding	285,004,736
Operating partnership units	55,350,153
Total shares and units	340,354,889
NYSE AMH Class A common share closing price at March 31, 2018	$20.08
Market value of common shares and operating partnership units		6,834,326	63.9%

Total Market Capitalization		$10,693,963	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.500% Series C Participating Preferred Shares (2)	3/31/2018	7,600,000	$28.85	$219,238	$1.375	$10,450
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	268,750	$1.625	17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
Total preferred shares at liquidation value		38,350,000		$987,988		$58,386

(1)
Liquidation value for the Series C participating preferred shares reflects initial liquidation value of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

(2)
All of the outstanding Series C participating preferred shares were converted into 10,848,827 Class A common shares on April 5, 2018, based on a conversion ratio of 1.4275 common shares per preferred share in accordance with the conversion terms in the Articles Supplementary.

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDA	5.1 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDA	7.6 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.0 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	63.4%

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Top 20 Markets Summary as of March 31, 2018
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,631	9.3%	$170,752	2,144	16.4
Dallas-Fort Worth, TX	4,307	8.6%	162,597	2,118	14.3
Charlotte, NC	3,476	7.0%	186,644	2,079	14.5
Houston, TX	3,122	6.3%	160,639	2,106	12.3
Phoenix, AZ	2,920	5.8%	166,487	1,824	15.1
Indianapolis, IN	2,892	5.8%	151,607	1,933	15.5
Nashville, TN	2,613	5.2%	205,287	2,115	13.8
Jacksonville, FL	2,047	4.1%	166,555	1,936	13.6
Tampa, FL	2,047	4.1%	191,628	1,945	14.1
Raleigh, NC	2,018	4.0%	182,427	1,880	13.3
Cincinnati, OH	1,992	4.0%	173,265	1,853	15.7
Columbus, OH	1,978	4.0%	167,819	1,867	16.4
Greater Chicago area, IL and IN	1,881	3.8%	180,935	1,880	16.6
Orlando, FL	1,661	3.3%	174,729	1,885	16.8
Salt Lake City, UT	1,292	2.6%	234,497	2,165	16.8
Las Vegas, NV	1,022	2.0%	175,294	1,840	15.2
San Antonio, TX	1,015	2.0%	157,356	2,013	14.6
Charleston, SC	1,001	2.0%	190,402	1,942	11.8
Savannah/Hilton Head, SC	816	1.6%	175,411	1,843	11.6
Winston Salem, NC	787	1.6%	151,730	1,741	14.3
All Other (4)	6,430	12.9%	194,383	1,906	13.9
Total / Average	49,948	100.0%	$177,304	1,980	14.7
Leasing Information (1)

Market	Leased Percentage (2)	Avg. Occupied Days Percentage (3)	Avg. Monthly Realized Rent per property (3)	Avg. Change in Rent for Renewals (3)	Avg. Change in Rent for Re-Leases (3)	Avg. Blended Change in Rent (3)
Atlanta, GA	94.3%	90.7%	$1,488	4.7%	5.8%	5.1%
Dallas-Fort Worth, TX	96.9%	93.6%	1,677	4.1%	3.3%	3.8%
Charlotte, NC	95.1%	87.9%	1,527	3.4%	0.5%	2.2%
Houston, TX	92.5%	90.2%	1,586	2.4%	3.1%	2.6%
Phoenix, AZ	97.1%	93.5%	1,283	5.6%	7.7%	6.4%
Indianapolis, IN	96.8%	94.5%	1,359	3.7%	2.7%	3.4%
Nashville, TN	95.4%	91.6%	1,679	3.6%	1.0%	2.6%
Jacksonville, FL	96.7%	91.5%	1,487	3.8%	5.8%	4.6%
Tampa, FL	96.7%	92.6%	1,650	3.6%	2.2%	2.9%
Raleigh, NC	95.0%	89.9%	1,474	3.3%	2.6%	3.0%
Cincinnati, OH	96.7%	94.2%	1,536	3.6%	2.7%	3.3%
Columbus, OH	95.2%	86.9%	1,551	4.3%	2.0%	3.3%
Greater Chicago area, IL and IN	98.5%	96.2%	1,788	3.3%	4.1%	3.5%
Orlando, FL	97.1%	94.1%	1,570	4.3%	6.5%	5.2%
Salt Lake City, UT	86.7%	80.4%	1,646	4.7%	6.5%	5.7%
Las Vegas, NV	98.4%	96.6%	1,458	4.8%	5.3%	5.0%
San Antonio, TX	96.9%	93.7%	1,489	3.3%	2.0%	2.7%
Charleston, SC	90.0%	85.0%	1,607	3.2%	1.3%	2.4%
Savannah/Hilton Head, SC	93.6%	87.1%	1,482	3.1%	2.7%	2.9%
Winston Salem, NC	97.3%	93.5%	1,286	3.5%	3.2%	3.4%
All Other (4)	95.2%	91.4%	1,602	4.1%	3.6%	3.9%
Total / Average	95.5%	91.4%	$1,545	3.9%	3.6%	3.7%

(1)	Property and leasing information excludes properties to be disposed.

(2)	Reflected as of period end.

(3)	Reflected for the three months ended March 31, 2018.

(4)	Represents 18 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Leasing Performance

	1Q18	4Q17	3Q17	2Q17	1Q17
Average Change in Rent for Renewals	3.9%	4.2%	3.6%	3.2%	3.1%
Average Change in Rent for Re-leases	3.6%	1.6%	4.9%	6.1%	4.0%
Average Blended Change in Rent	3.7%	3.0%	4.1%	4.4%	3.5%

Scheduled Lease Expirations

	MTM	2Q18	3Q18	4Q18	1Q19	Thereafter
Lease expirations	2,133	11,912	11,537	7,849	11,684	2,562

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which was used for purposes of computing the “HPA Factor” for our 5.5% Series C participating preferred shares as described in the prospectus for those securities.

	HPA Index (1)									HPA Index Change
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	143.4	150.0	152.4	153.7	53.7%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	123.4	131.5	132.6	134.2	34.2%
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	144.4	152.3	153.8	152.6	52.6%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	142.4	144.0	144.4	148.2	48.2%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	125.9	129.9	131.1	130.5	30.5%
Houston, TX	100.0	110.8	123.1	130.1	133.0	132.7	133.6	133.9	137.0	37.0%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	121.0	126.8	129.6	128.3	28.3%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	149.9	158.1	158.6	160.4	60.4%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	147.8	148.2	154.0	150.6	50.6%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	145.9	151.5	151.7	156.6	56.6%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	132.1	137.9	135.0	135.8	35.8%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	147.6	151.8	155.6	157.2	57.2%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	127.5	138.8	141.4	141.8	41.8%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	138.3	142.1	145.3	146.5	46.5%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	149.8	154.4	155.4	158.9	58.9%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	164.3	170.3	177.1	182.0	82.0%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	127.2	133.6	131.8	133.8	33.8%
Denver, CO	100.0	111.0	121.5	136.5	149.9	156.7	162.9	163.3	165.5	65.5%
Austin, TX	100.0	110.1	122.2	133.9	145.7	145.8	153.1	154.0	153.2	53.2%
Greenville, SC	100.0	104.1	110.8	117.8	127.6	126.9	129.6	134.2	134.9	34.9%
Average										48.1%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through December 31, 2017. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties (1)			Single-Family Properties Sold 1Q18
Market	Held for Sale	Identified for Future Sale	Total Disposition Program	Number of Properties	Net Proceeds
Oklahoma City, OK	25	384	409	—	$—
Corpus Christi, TX	240	—	240	—	—
Greater Chicago area, IL and IN	228	9	237	64	3,681
Augusta, GA	191	17	208	—	—
Central Valley, CA	168	20	188	9	1,900
Columbia, SC	78	79	157	—	—
Austin, TX	69	22	91	—	—
Dallas-Fort Worth, TX	52	3	55	3	515
Raleigh, NC	45	—	45	2	170
Inland Empire, CA	44	—	44	3	683
Houston, TX	31	9	40	—	—
Atlanta, GA	28	2	30	3	479
Miami, FL	18	10	28	5	1,486
Tampa, FL	12	1	13	—	—
Nashville, TN	11	—	11	2	429
Columbus, OH	7	3	10	—	—
San Antonio, TX	7	2	9	1	136
Orlando, FL	7	1	8	2	335
Phoenix, AZ	7	—	7	2	336
Milwaukee, WI	7	—	7	—	—
All Other (2)	43	12	55	7	1,317
Total	1,318	574	1,892	103	$11,467

(1)	As of March 31, 2018.

(2)	Represents 15 markets in 12 states.

Share Repurchase and ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
1Q17	—	$—	$—	629,532	$14,304	$22.72
2Q17	—	—	—	222,073	5,066	22.81
3Q17	—	—	—	1,181,493	26,855	22.73
4Q17	—	—	—	—	—	—
1Q18	1,804,163	34,933	19.36	—	—	—
Total	1,804,163	$34,933	$19.36	2,033,098	$46,225	$22.74

	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

2018 Outlook

Full Year 2018
Same-Home
Average Occupied Days Percentage	94.5% - 95.5%
Core revenues growth	3.5% - 4.5%
Core property operating expenses growth	4.0% - 5.0%
Core NOI After Capital Expenditures growth	3.0% - 4.0%
Core NOI margin	64.0% - 65.0%
Property tax expense growth	3.5% - 4.5%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures per property	$1,950 - $2,100

Property Enhancing Capex	$8 - $12 million

General and administrative expense, excluding noncash share-based compensation	$33.5 - $35.5 million

Acquisition volume	$400 - $600 million
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues, Non-Same-Home property operating expenses and noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three months ended March 31, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2018	2017
Core revenues
Total revenues	$258,004	$233,754
Tenant charge-backs	(35,807)	(28,373)
Bad debt expense	(2,000)	(1,510)
Other revenues	(1,341)	(1,670)
Core revenues	$218,856	$202,201
Core property operating expenses
Property operating expenses	$100,987	$83,305
Property management expenses	18,987	17,478
Noncash share-based compensation - property management	(377)	(417)
Expenses reimbursed by tenant charge-backs	(35,807)	(28,373)
Bad debt expense	(2,000)	(1,510)
Core property operating expenses	$81,790	$70,483

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$21,525	$11,796
Remeasurement of participating preferred shares	(1,212)	5,410
Gain on sale of single-family properties and other, net	(2,256)	(2,026)
Depreciation and amortization	79,303	73,953
Acquisition fees and costs expensed	1,311	1,096
Noncash share-based compensation - property management	377	417
Interest expense	29,301	31,889
General and administrative expense	9,231	9,295
Other expenses	827	1,558
Other revenues	(1,341)	(1,670)
Tenant charge-backs	35,807	28,373
Expenses reimbursed by tenant charge-backs	(35,807)	(28,373)
Bad debt expense excluded from operating expenses	2,000	1,510
Bad debt expense included in revenues	(2,000)	(1,510)
Core NOI	137,066	131,718
Less: Non-Same-Home Core NOI	27,218	21,827
Same-Home Core NOI	109,848	109,891
Less: Same-Home recurring capital expenditures	6,054	5,336
Same-Home Core NOI After Capital Expenditures	$103,794	$104,555

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$137,066	$131,718
Less: Encumbered Core NOI	50,119	51,065
Unencumbered Core NOI	$86,947	$80,653

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Core revenues
Total revenues	$258,004	$242,801	$246,836	$237,008	$233,754
Tenant charge-backs	(35,807)	(28,232)	(36,094)	(27,382)	(28,373)
Bad debt expense	(2,000)	(2,186)	(2,299)	(1,333)	(1,510)
Other revenues	(1,341)	(1,201)	(409)	(2,288)	(1,670)
Core revenues	$218,856	$211,182	$208,034	$206,005	$202,201

Core property operating expenses
Property operating expenses	$100,987	$87,871	$97,944	$85,954	$83,305
Property management expenses	18,987	17,345	17,447	17,442	17,478
Noncash share-based compensation - property management	(377)	(391)	(417)	(424)	(417)
Expenses reimbursed by tenant charge-backs	(35,807)	(28,232)	(36,094)	(27,382)	(28,373)
Bad debt expense	(2,000)	(2,186)	(2,299)	(1,333)	(1,510)
Core property operating expenses	$81,790	$74,407	$76,581	$74,257	$70,483

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$21,525	$30,533	$19,097	$15,066	$11,796
Remeasurement of participating preferred shares	(1,212)	(1,500)	(8,391)	1,640	5,410
Loss on early extinguishment of debt	—	—	—	6,555	—
Hurricane-related charges, net	—	(2,173)	10,136	—	—
Gain on sale of single-family properties and other, net	(2,256)	(451)	(1,895)	(2,454)	(2,026)
Depreciation and amortization	79,303	75,831	74,790	72,716	73,953
Acquisition fees and costs expensed	1,311	809	1,306	1,412	1,096
Noncash share-based compensation - property management	377	391	417	424	417
Interest expense	29,301	25,747	26,592	28,392	31,889
General and administrative expense	9,231	7,986	8,525	8,926	9,295
Other expenses	827	803	1,285	1,359	1,558
Other revenues	(1,341)	(1,201)	(409)	(2,288)	(1,670)
Tenant charge-backs	35,807	28,232	36,094	27,382	28,373
Expenses reimbursed by tenant charge-backs	(35,807)	(28,232)	(36,094)	(27,382)	(28,373)
Bad debt expense excluded from operating expenses	2,000	2,186	2,299	1,333	1,510
Bad debt expense included in revenues	(2,000)	(2,186)	(2,299)	(1,333)	(1,510)
Core NOI	137,066	136,775	131,453	131,748	131,718
Less: Non-Same-Home Core NOI	27,218	26,073	24,575	22,820	21,827
Same-Home Core NOI	109,848	110,702	106,878	108,928	109,891
Less: Same-Home recurring capital expenditures	6,054	5,941	8,413	6,983	5,336
Same-Home Core NOI After Capital Expenditures	$103,794	$104,761	$98,465	$101,945	$104,555

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDA

(Amounts in thousands)	Mar 31, 2018
Total Debt	$2,871,649
Preferred shares at liquidation value (1)	987,988
Total Debt and preferred shares	3,859,637

Adjusted EBITDA - TTM	$510,430

Debt and Preferred Shares to Adjusted EBITDA	7.6 x

(1)
All of the outstanding Series C participating preferred shares were converted into 10,848,827 Class A common shares on April 5, 2018, based on a conversion ratio of 1.4275 common shares per preferred share in accordance with the conversion terms in the Articles Supplementary.

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Mar 31, 2018
Interest expense per income statement	$110,032
Less: noncash interest expense related to acquired debt	(3,609)
Less: amortization of discount, loan costs and cash flow hedge	(7,416)
Add: capitalized interest	7,489
Cash interest	106,496
Dividends on preferred shares	61,728
Fixed charges	168,224

Adjusted EBITDA	$510,430

Fixed Charge Coverage	3.0 x

Net Debt to Adjusted EBITDA

(Amounts in thousands)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Total Debt	$2,871,649	$2,517,216	$2,382,871	$2,480,787	$2,999,587
Less: cash and cash equivalents	(203,883)	(46,156)	(243,547)	(67,325)	(495,802)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(46,384)	(46,203)	(46,166)	(56,058)	(63,147)
Net debt	$2,595,716	$2,399,191	$2,067,492	$2,331,738	$2,414,972

Adjusted EBITDA - TTM	$510,430	$504,768	$496,105	$487,562	$477,578

Net Debt to Adjusted EBITDA	5.1 x	4.8 x	4.2 x	4.8 x	5.1 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Mar 31, 2018
Unencumbered Core NOI	$86,947
Core NOI	$137,066
Unencumbered Core NOI Percentage	63.4%

EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) gain or loss on conversion of shares and units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing costs divided by total revenues, net of tenant charge-backs. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the three months ended March 31, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2018	2017
Net income	$21,525	$11,796
Interest expense	29,301	31,889
Depreciation and amortization	79,303	73,953
EBITDA	$130,129	$117,638

Noncash share-based compensation - general and administrative	598	521
Noncash share-based compensation - property management	377	417
Acquisition fees and costs expensed	1,311	1,096
Net (gain) on sale / impairment of single-family properties and other	(1,556)	(1,097)
Remeasurement of participating preferred shares	(1,212)	5,410
Adjusted EBITDA	$129,647	$123,985

Recurring capital expenditures (1)	(7,386)	(6,397)
Leasing costs	(2,723)	(1,482)
Adjusted EBITDA after Capex and Leasing Costs	$119,538	$116,106

Total revenues	$258,004	$233,754
Less: tenant charge-backs	(35,807)	(28,373)
Total revenues, net of tenant charge-backs	$222,197	$205,381

Adjusted EBITDA Margin	58.3%	60.4%

Adjusted EBITDA after Capex and Leasing Costs Margin	53.8%	56.5%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties, properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Net income	$86,221	$76,492	$55,297	$36,033	$17,214
Interest expense	110,032	112,620	118,411	124,670	131,759
Depreciation and amortization	302,640	297,290	295,623	296,225	303,113
EBITDA	498,893	486,402	469,331	456,928	452,086

Noncash share-based compensation - general and administrative	2,640	2,563	2,415	2,196	2,084
Noncash share-based compensation - property management	1,609	1,649	1,652	1,646	1,620
Acquisition fees and costs expensed	4,838	4,623	4,358	4,809	6,886
Net (gain) on sale / impairment of single-family properties and other	(2,605)	(2,146)	(1,081)	(11,600)	(10,636)
Hurricane-related charges, net	7,963	7,963	10,136	—	—
Loss on early extinguishment of debt	6,555	6,555	6,555	19,963	13,408
Remeasurement of participating preferred shares	(9,463)	(2,841)	2,739	13,620	12,130
Adjusted EBITDA	$510,430	$504,768	$496,105	$487,562	$477,578

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash gain or loss on redemption or conversion of shares or units and (7) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties, properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or loss per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2018	2017
Property management expenses	$18,987	$17,478
Less: tenant charge-backs	(1,173)	(1,461)
Less: noncash share-based compensation - property management	(377)	(417)
Property management expenses, net	17,437	15,600

General and administrative expense	9,231	9,295
Less: noncash share-based compensation - general and administrative	(598)	(521)
General and administrative expense, net	8,633	8,774

Leasing costs	2,723	1,482
Platform costs	$28,793	$25,856

Rents from single-family properties	$218,023	$201,107
Fees from single-family properties	2,833	2,604
Total portfolio rents and fees	$220,856	$203,711

Platform Efficiency Percentage	13.0%	12.7%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized properties, properties identified for future sale as part of the Company's disposition program and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale, identified for future sale as part of the Company’s disposition program, or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Diana M. Laing	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Christopher C. Lau	Bryan Smith
Executive Vice President - Finance	Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Juan Sanabria	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	juan.sanabria@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	GS Global Investment Research
Douglas Harter	Steve Sakwa	John Pawlowski	Andrew Rosivach
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	andrew.rosivach@gs.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities
Richard Hill	Buck Horne	Andrew Babin	Jeff Donnelly
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	dbabin@rwbaird.com	jeff.donnelly@wellsfargo.com

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.